UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2011
Date of Report (Date of earliest event reported)

SMART-TEK SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29895	98-0206542
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 430, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

866-257-6675
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

The following gives details pertaining to certain past marketing agreements entered into by Smart-Tek Solutions, Inc. through its wholly owned subsidiary Smart-Tek Automated Services Inc. (the “Smart-Tek Automated”).

Entry into Marketing Agreements with Florida Based Marketing Partners

On June 10, 2010, Smart-Tek Solutions Inc. (“Smart-Tek” or the “Company”) has, through its wholly owned subsidiary Smart-Tek Automated Services Inc. (the “Smart-Tek Automated”) entered into a marketing agreement with a private company based in Florida dated pursuant to which among other things the marketing partner agreed to provide certain services to the Company including the following: promote and market the business and services of the Company to prospective business customers, developing qualified leads for client customers; placing $20 million in annual gross payroll revenue (or net annual payroll revenue of $6 million) with Company no later than January 1, 2011, assign all existing contracts for its customers to Company, process the payroll for each client using the Company’s payroll system on behalf of the Company, and perform certain other administrative functions.

Pursuant to the marketing agreement, the Company will earn certain fees and commissions based on the gross payroll level placed by the marketing partner. As consideration for the provision of the marketing services the Company agreed to pay the marketing partner certain commissions based on the profits derived from those customers accounts assigned to the Company’s subsidiary through the efforts of the marketing partner. The initial term of the agreement is for six months and can be automatically renewed every six months unless Company or marketing partner terminate the Agreement. The non-terminating party must receive written notice from the terminating party within sixty days of their intent to cancel the Agreement without cause. If the agreement is terminated without cause, Company and marketing partner agree to use commercially reasonable efforts to execute a client transitions agreement to allow for transition of the customers back to the marketing partner.

There is no guarantee that the client will place a total of $20 million in annual gross payroll (or net annual payroll revenue of $6 million) with Smart-Tek Automated Services, Inc.

A copy of the Marketing Partner Agreement is filed as Exhibit 10.11 to this current report on Form 8-K. For a complete description of all of the terms and conditions of the agreement please refer to the attached Exhibit.

Effective July 20, 2010 Smart-Tek, through its wholly owned subsidiary Smart-Tek Automated Services, Inc. entered into an agreement with another private company based in Florida dated July 20, 2010 pursuant to which among other things the marketing partner agreed to provide certain services to the Company including the following: provide assignment of all existing contracts for customer to Smart-Tek which shall be a part of the agreement for as long as this agreement shall be in effect. The Strategic Marketing Partner agrees to facilitate the assignment of additional contracts, which shall total $40 million in gross annualized billings by 10/15/2010; provide timely information concerning workers comp claims generated by employees of the companies covered by this agreement; collect information from prospects/clients to facilitate company making a price quotation, complete and submit all forms and paperwork company deems necessary to enrol a new customer, and perform other marketing and support services for company as it may from time to time require; company will provide for and pay all Employee Wages, all Payroll Taxes, State and Federal Unemployment Compensation Premiums; and if requested, recruitment, reference checks, initial interviews, pre-employment and random drug testing, and felony criminal background investigation if applicable. Initial term of this agreement is for one year and can be renewed automatically unless one of the parties notifies the other of its desire to terminate the agreement. If the agreement is terminated without cause, Company and marketing partner agree to use commercially reasonable efforts to execute a client transitions agreement to allow for transition of the customers back to the marketing partner.

There is no guarantee that the client will place a total of $40 million in annual gross payroll (or net annualized payroll revenue of $12 million) with Smart-Tek Automated Services, Inc.

A copy of the Marketing Partner Agreement is filed as Exhibit 10.12 to this current report on Form 8-K. For a complete description of all of the terms and conditions of the agreement please refer to the attached Exhibit.

Effective July 23, 2010, Smart-Tek, through its wholly owned subsidiary Smart-Tek Automated Services, Inc. entered into an agreement with another private company based in Florida dated June 22, 2010 pursuant to which among other things the marketing partner agreed to provide certain services to the Company including the following: promote and market the business and services of the Company to prospective business customers, developing qualified leads for client customers, providing an assignment of existing contracts for customers to the Company, and placing approximately $120 million in annual gross billings (or net annual payroll revenue of $36 million) with Company within one year of this agreement.

Pursuant to the marketing agreement, the Company will earn certain fees and commissions based on the gross payroll level placed by the marketing partner. As consideration for the provision of the marketing services the Company agreed to pay the marketing partner certain commissions based on the profits derived from those customers accounts assigned to the Company’s subsidiary through the efforts of the marketing partner. In addition, the Company will include the marketing partner in a stock plan designed to incentivize the marketing partner to achieve goals and objectives specified above. The initial term of the agreement is for one year and can be automatically renewed every year unless Company or marketing partner terminate the Agreement. The non-terminating party must receive written notice from the terminating party within sixty days of their intent to cancel the Agreement without cause. If the agreement is terminated without cause, Company and marketing partner agree to use commercially reasonable efforts to execute a client transitions agreement to allow for transition of the customers back to the marketing partner

There is no guarantee that the client will place a total of $120 million in annual gross payroll (or net annualized payroll revenue of $36 million) with Smart-Tek Automated Services, Inc.

A copy of the Marketing Partner Agreement is filed as Exhibit 10.13 to this current report on Form 8-K. For a complete description of all of the terms and conditions of the agreement please refer to the attached Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.11	Marketing Partner Agreement dated June 10, 2010 between Smart-Tek Automated Services, Inc. and American Human Resources, LLC.

10.12	Marketing Partner Agreement dated July 20, 2010 between Smart-Tek Automated Services, Inc. and PreferAble Staffing, Inc.

10.13	Marketing Partner Agreement dated July 23, 2010 between Smart-Tek Automated Services, Inc. and United We Stand Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART-TEK SOLUTIONS INC.
Date: January 18, 2011

	By:	/s/ Brian Bonar
Brian Bonar, CEO